UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue NW, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
             CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
             CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    (b) On June 11, 2019, Security Federal Corporation (“Company”), the holding company for Security Federal Bank (“Bank”) announced that Mr. Richard T. Harmon will be retiring effective August 1, 2019 as the Bank’s President.  Mr. Harmon has been President of the Bank since 2014.   He was elected to the Company’s and the Bank’s Boards of Directors in 2013 and will continue serving on the Company’s and the Bank’s Boards following his retirement. For further information concerning Mr. Harmon’s retirement, reference is made to the press release dated June 11, 2019, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c) Also on June 11, 2019, the Company announced the appointment of Philip R. Wahl as President of the Bank effective August 2, 2019.  Mr. Wahl has served as Augusta, Georgia Market President of the Bank since 2017. Between 2016 and 2017 he was a Business Consultant in Augusta, Georgia and from June 2012 through April 2016 he was the Augusta Market President for First Community Bank (formerly Savannah River Banking Company), Augusta, Georgia.

There are no family relationships between Mr. Wahl and any director or other executive officer of the Company and the Bank. Mr. Wahl has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission (“SEC”).

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index.

99.1	Press release of Security Federal Corporation dated June 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: June 11, 2019	By:	/s/ Jessica T. Cummins
Jessica T. Cummins
Chief Financial Officer